Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Qumu Corporation

We consent to the use of our report dated March 15, 2019 with respect to the consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for year ended December 31, 2018, and the related notes, incorporated herein by reference in the registration statement.

Our report refers to a change in the method of accounting for revenue.

/s/ KPMG LLP

Minneapolis, Minnesota
May 7, 2021